UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2014

AVIV REIT, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35841	27-3200673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Madison Street, Suite 2400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Aviv REIT, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 27, 2014. At the Annual Meeting, the stockholders (i) elected the director nominees listed below each to serve for a term expiring at the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014; (iii) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and (iv) approved, on a non-binding advisory basis, the frequency of once every year for future advisory votes on the compensation of the Company’s named executive officers.

The following is a summary of the final voting results for each matter presented to the stockholders:

Item 1. Election of Directors

	Shares For	Shares Withheld	Broker Non-Votes
Craig M. Bernfield	33,917,828	684,858	2,132,315
Norman R. Bobins	33,780,435	822,251	2,132,315
Michael W. Dees	31,570,798	3,031,888	2,132,315
Alan E. Goldberg	34,370,456	232,230	2,132,315
Susan R. Lichtenstein	33,987,234	615,452	2,132,315
Mark B. McClellan, M.D.	30,960,607	3,642,079	2,132,315
Sharon O’Keefe	31,022,238	3,580,448	2,132,315
Mark J. Parrell	34,407,285	195,401	2,132,315
Ben W. Perks	34,406,683	196,003	2,132,315
James H. Roth	34,408,087	194,599	2,132,315
J. Russell Triedman	30,912,971	3,689,715	2,132,315

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm

Shares For	Shares Withheld	Abstain
36,462,322	255,459	17,220

Item 3. Advisory Vote on Named Executives Officer Compensation

Shares For	Shares Against	Abstain	Broker Non-Votes
34,522,740	52,097	27,849	2,132,315

Item 4. Advisory Vote on the Frequency of Future Votes on Named Executive Officer Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
34,070,618	6,860	496,741	28,467	2,132,315

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	AVIV REIT, INC.

	By:	/s/ Samuel H. Kovitz
	Name:	Samuel H. Kovitz
	Title:	Executive Vice President, General Counsel and Secretary

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